Exhibit 4.4
                                                          -----------

                FOURTH AMENDMENT TO CREDIT AGREEMENT


     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 2, 1994 (herein called this "Amendment"), is entered into by and among Triangle Pacific Corp., a Delaware corporation (herein called the "Borrower", the various financial institutions as are or may become parties to the Credit Agreement referenced below (collectively, the "Lenders"), CITICORP USA, INC., as co-agent (in such capacity, the "Co-Agent") for the Lenders, and THE BANK OF NOVA SCOTIA, as agent (in such capacity, the "Agent") for the Lenders. Unless otherwise defined, terms defined in the Credit Agreement are used herein with the same meaning.

                        W I T N E S S E T H:
                        - - - - - - - - - -

     WHEREAS, the Borrower, the Lenders, the Co-Agent and the Agent have heretofore entered into a certain Credit Agreement, dated as of August 4, 1993, as amended by Amendment No. 1 to Credit Agreement dated as of August 9, 1993, Amendment No. 2 to Credit Agreement dated as of August 11, 1993 and Amendment No. 3 to credit Agreement dated as of August 13, 1993 (such agreement, as so amended, herein called the "Credit Agreement"); and

     WHEREAS, the Borrower and the Lenders now desire to amend the Credit Agreement in certain respects, as hereinafter provided,

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Co-Agent and the Agent hereby agree as follows:

     SECTION 1.  Amendment of Section 1.1.     Section 1.1 of the Credit
Agreement is hereby amended as follows:

          (i) Clauses (b) and (c) of the definition of "Change in Control" are hereby amended by deleting the percentage "40%" in the tenth line of clause (b) and the eighth line of clause (c) and inserting in lieu of each thereof the percentage "50%".

          (ii) The definition of "Disclosure Schedule" is hereby amended to read in its entirety as follows:

                "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders, provided that the Borrower may amend Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule to add the names of Permitted Foreign Subsidiaries upon written notice to the Agent without the consent of the Required Lenders.

          (iii) The following definition is hereby added to Section 1.1 of the Credit Agreement immediately preceding the definition of "Person":

                "Permitted Foreign Subsidiary" means a wholly-owned
                 Subsidiary of the Borrower organized under the laws of a jurisdiction other than a State of the United States of which the Agent has received written notice from the Borrower; provided that Investment in such Permitted Foreign Subsidiaries, is at all times subject to the provisions of clause (g) of Section 7.2.5.

     SECTION 2. Amendment of Section 6.1. Section 6.1 of the Credit Agreement is hereby amended by inserting immediately after the word "State" in the third line thereof the phrase "or other jurisdiction."

     SECTION 3. Amendment of Section 7.2.2. Section 7.2.2 of the Credit Agreement is amended hereby as follows:

     (i) Clause (h) of Section 7.2.2 of the Credit Agreement is amended by deleting the word "and" following the semi-colon in such clause (h).

     (ii) Additional clauses (j) and (k) are added to Section 7.2.2 of the Credit Agreement, which read as follows:

           (j) Indebtedness of a Permitted Foreign Subsidiary to the Borrower as permitted by Section 7.2.5 (g); and

           (k) Indebtedness of the Borrower to a Permitted Foreign Subsidiary, which Indebtedness shall be evidenced by one or more notes substantially in the form of Exhibit O and subordinated to the Obligations of the Borrower pursuant to the terms thereof;

     SECTION 4. Amendment of Section 7.2.5. Section 7.2.5 of the Credit Agreement is hereby amended as follows:

     (i) Clause (e) of Section 7.2.5 of the Credit Agreement is hereby amended by (I) inserting after the word "Subsidiaries" in the second line thereof the parenthetical phrase "(except
           Permitted Foreign Subsidiaries)" and (II) by deleting the word "and" in the fourth line thereof.

     (ii) Clauses (f) of Section 7.2.5 of the Credit Agreement is hereby amended by adding the word "and" after the final semi-colon.

     (iii) Clauses (g) and (h) of Section 7.2.5 of the Credit Agreement are hereby redesignated as clauses (h) and (i), respectively, and the following new clause (g) added immediately after clause (f) and immediately preceding the words "provided that":

           (g) Investments by the Borrower in one of more Permitted Foreign Subsidiaries, including contributions to capital and Indebtedness permitted pursuant to clause
                 (j) of Section 7.2.2 (including Contingent Liabilities incurred on behalf of, and trade credit extended by means of sales on account to, such Permitted Foreign Subsidiaries), provided that the outstanding balance of Investments in all such Permitted Foreign Subsidiaries after the Effective Date shall not exceed $5,000,000 in the aggregate (calculated without giving any effect to reduction in such Investment by reason of losses of such Subsidiaries);

     (iv) Clause (i) of Section 7.2.5 of the Credit Agreement (as redesignated by paragraph (iii) of this Section 4) is hereby amended by adding the following phrase immediately before the final period: ", except the formation of one or more Permitted Foreign Subsidiaries to the extent provided in clause (g) of this Section 7.2.5."

     SECTION 5. Amendment of Section 7.2.11. Section 7.2.11 of the Credit Agreement is hereby amended by adding as a final sentence thereto the following: "Notwithstanding anything to the contrary in this
Section 7.2.11, the Borrower will not sell, transfer, lease contribute or otherwise convey or grant options, warrants or other rights with respect to, any capital stock of any Permitted Foreign Subsidiary."

     SECTION 6. Amendment of Section 7.2.16. Section 7.2.16 of the Credit Agreement is hereby amended by adding the following phrase immediately before the final period: "except for the formation of a Permitted Foreign Subsidiary, subject to the provisions of clause (g) of
Section 7.2.5."

     SECTION 7. Addition of Section 7.1.9. The following Section 7.1.9 is added to the Credit Agreement immediately following Section 7.1.8 thereof:

                 SECTION 7.1.9  Foreign Sales Corporations.  Each
                 Permitted Foreign Subsidiary which shall qualify as an FSC at all times thereafter shall maintain its status as an FSC under the Code.

     SECTION 8. Amendment of Disclosure Schedule. Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule to the Credit Agreement is hereby amended and restated to read as follows:

Item 6.8   Existing Subsidiaries

                             Jurisdiction of
Name                         Incorporation           Ownership
- ----                         ---------------         ---------

Worldwide Kitchens, Inc.     Delaware, USA            100%

Bruce Hardwood Floors        England                  100%
(UK), Limited

     SECTION 9.  Addition of Exhibit O.  Exhibit O in the form of
Exhibit O to this Amendment is hereby added to the Credit Agreement.

     SECTION 10. Representations and Warranties. To induce the lenders to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, the representations and warranties contained in Article VI of the Credit Agreement (except to the extent such representations and arranties relate solely to an earlier date and giving effect to this Amendment) and additionally represents and warrants as follows:

          (i) The Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State or jurisdiction of its incorporation; is dully qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to so qualify could have a Material Adverse Effect and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Amendment and each Loan document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

          (ii) The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

                (A)   contravene the Borrower's Organic Documents;

                (B) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

                (C) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

          (iii) Except for those which have been received or made, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.

          (iv) This Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity, whether applied by a court of law or equity.

          (v) Except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7 of the Credit Agreement, no labor controversy, litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could result in a Material Adverse Effect, and no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Credit Agreement which could result in a Material Adverse Effect. Other than any liability incident to such litigation or proceedings, none of the Borrower or its Subsidiaries has any material contingent liabilities not disclosed in writing to the Agent.

     SECTION 11. Conditions to Effectiveness. The effectiveness of this amendment is conditioned upon receipt by the Agent of all the following documents, each in form and substance satisfactory to the Agent:

          (i) A certificate of the Secretary or an Assistant Secretary of the Borrower as to resolutions of its Board of Directors (or an authorized committee thereof) then in full force and effect authorizing the execution, delivery and performance of this Amendment and the incumbency and signatures of those of its officers authorized to act with respect to this Amendment;

          (ii) The opinion of Darryl Marchand, Esq., counsel to the Borrower, in form and substance satisfactory to the Agent; and

          (iii) Such other documents as the Agent shall have reasonably requested.

     SECTION 12. Effect of Amendment. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     SECTION 13. Governing Law; Etc. This Amendment shall be a contract made under and governed by the internal laws of the State of New York. All obligations of the Borrower and rights of the Agent and lenders expressed herein shall be in addition to and not in limitation of those provided by applicable law. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     SECTION 14. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.

     SECTION 15. Successors and Assigns. This Amendment shall be binding upon the Borrower, the Agent, the Co-Agent and each Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Co-Agent and each Lender and the successors and assigns of each.

     SECTION 16. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE CO-AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENTS AND THE OTHER LOAN DOCUMENTS.

     SECTION 17. WAIVER OF JURY TRIAL. THE AGENT, THE CO-AGENT THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE CO-AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AMENDMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereto duly authorized as of the day and year first written above.

                                 TRIANGLE PACIFIC CORP.

                             By
                                ------------------------------
                                 Title
                                      ------------------------

                              16803 Dallas Parkway
                              Dallas, Texas 75248
                              Attn:  Robert J. Symon
                                     Darryl T. Marchand


                                     THE BANK OF NOVA SCOTIA, as Agent
                                     and Lender

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     600 Peachtree Street N.E.
                                     Suite 2700
                                     Atlanta, Georgia  30308
                                     Attention:  A. Norsworthy

                                     CITICORP USA, INC., as Co-Agent and
                                     Lender

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     400 Perimeter Terrace
                                     Suite 600
                                     Atlanta, Georgia  30346
                                     Attn:  John H. Rexford

                                     BANK OF AMERICA NT&SA

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     Global Payments Operations #5693
                                     1850 Gateway Boulevard
                                     Concord, California  94520

                                     Attention:  Account Administration

                                     with a copy to:


                                          333 Clay Street, Suite 4550
                                          Houston, Texas  77002

                                     Attention:  Jody B. Schneider


                                     THE BANK OF NOVA SCOTIA, as Agent
                                     and Lender

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     600 Peachtree Street N.E.
                                     Suite 2700
                                     Atlanta, Georgia  30308
                                     Attention:  A. Norsworthy

                                     CITICORP USA, INC., as Co-Agent and
                                     Lender

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     400 Perimeter Terrace
                                     Suite 600
                                     Atlanta, Georgia  30346
                                     Attn:  John H. Rexford

                                     BANK OF AMERICA NT&SA

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     Global Payments Operations #5693
                                     1850 Gateway Boulevard
                                     Concord, California  94520

                                     Attention:  Account Administration

                                     with a copy to:


                                          333 Clay Street, Suite 4550
                                          Houston, Texas  77002

                                     Attention:  Jody B. Schneider


                                     THE BANK OF NOVA SCOTIA, as Agent
                                     and Lender

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     600 Peachtree Street N.E.
                                     Suite 2700
                                     Atlanta, Georgia  30308
                                     Attention:  A. Norsworthy

                                     CITICORP USA, INC., as Co-Agent and
                                     Lender

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     400 Perimeter Terrace
                                     Suite 600
                                     Atlanta, Georgia  30346
                                     Attn:  John H. Rexford

                                     BANK OF AMERICA NT&SA

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------


                                     Global Payments Operations #5693
                                     1850 Gateway Boulevard
                                     Concord, California  94520

                                     Attention:  Account Administration

                                     with a copy to:


                                          333 Clay Street, Suite 4550
                                          Houston, Texas  77002

                                     Attention:  Jody B. Schneider


                                     BANQUE PARIBAS

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     1200 Smith, Suite 3100
                                     Houston, Texas  77002
                                     Attention:  Operations Officer

                                     with a copy to:

                                          2121 San Jacinto
                                          Suite 930
                                          Dallas, Texas  75201

                                     Attention:  J. McDowell

                                     COMERICA BANK - TEXAS

                                     By
                                       --------------------------------

                                     1300 North Park Center
                                     Dallas, Texas  75265
                                     Attention:  Reed Allton


                                     BANQUE PARIBAS

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     By
                                       --------------------------------
                                       Title
                                            ---------------------------

                                     1200 Smith, Suite 3100
                                     Houston, Texas  77002
                                     Attention:  Operations Officer

                                     with a copy to:

                                          2121 San Jacinto
                                          Suite 930
                                          Dallas, Texas  75201

                                     Attention:  J. McDowell

                                     COMERICA BANK - TEXAS

                                     By
                                       --------------------------------

                                     1300 North Park Center
                                     Dallas, Texas  75265
                                     Attention:  Reed Allton


                                                               EXHIBIT O


                      SUBORDINATED PROMISSORY NOTE

$                                                         19
 ----------------------------       ----------------------  ------

     FOR VALUE RECEIVED, Triangle Pacific Corp., a Delaware corporation ("Maker"), promises to pay to the order of [Name of Permitted Foreign
Subsidiary], a                           corporation ("Payee"), at its
offices at [address of principal office of Payee] or such other address as to which the Payee shall have given notice to the Maker, the sum of
[AMOUNT] DOLLARS ($                   ), or so much thereof as may be
advanced and outstanding hereunder from time to time, together with interest at a [varying] rate per annum (the "Standard Rate"). The Standard Rate shall equal the lesser of (i) [specify interest rate] or
(ii) the Highest Lawful Rate (as hereinafter defined); provided that, so long as the Credit Agreement (as hereinafter defined) shall remain in effect, the Standard Rate shall not exceed the sum of (i) the rate of interest established by the Bank of Nova Scotia ("Scotiabank") or by any successor Agent to Scotiabank pursuant to the Credit Agreement, in each case at its Domestic Office (as defined in the Credit Agreement), as its base rate for loans in United States Dollars, which rate of interest is not necessarily intended to be the lowest rate of interest determined by Scotiabank or its successor with respect to extensions of credit, plus
(ii) two percent per annum. This Promissory Note shall be due and payable on [Date occurring after Stated Maturity Date]. All accrued and unpaid interest shall be added to principal on the last day of each calendar quarter after the date hereof.

     This Promissory Note may be prepaid, in whole or in part, without premium or penalty, provided that no payment or prepayment of principal, interest, collection expenses or any other amounts hereon shall be made
(i) if a Default or an Event of Default (each term as defined in the Credit Agreement) shall have occurred and be continuing or would otherwise be existing or resulting from any such payment or prepayment or (ii) otherwise in violation of Section 7.2.6 of the Credit Agreement. Maker may borrow, repay and reborrow hereunder as long as such borrowing, repayment or reborrowing is not in violation of the Credit Agreement.

     Presentment for payment, notice of dishonor, demand, and protest are hereby waived by Maker and all other makers, sureties, guarantors and endorsers hereof.

     "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on this Promissory Note, or under laws applicable to the Payee which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, and determination of the rate of interest for the purpose of determining whether the loan is usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the indebtedness represented hereby, all interest at any time contracted for, charged, or received from the undersigned in connection with such indebtedness; however, in the event such indebtedness and the interest received for the actual period of existence of such indebtedness exceed the Highest Lawful Rate, the Payee shall refund to the undersigned the amount of the excess or shall credit the amount of the excess against amounts owing under such loan and shall not be subject to any of the penalties provided by law for contracting for, charging, or receiving interest in excess of the Highest Lawful Rate.

     To the extent that Article 5069-1.04 of Vernon's Civil Statutes is relevant to Payee for the purposes of determining the Highest Lawful Rate, Payee hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to Payee's right subsequently to change such method in accordance with applicable law.

     This Promissory Note is a note evidencing Indebtedness permitted by
Section 7.2.2 (k) of that certain Credit Agreement dated as of August 4, 1993, entered into among Maker, the lenders' signatories thereto (collectively, the "Lenders" and individually, a "Lender"), Citicorp USA, Inc., as Co-Agent for the Lenders, and The Bank of Nova Scotia as agent (together with its successors in such capacity, the "Agent") for the Lenders, as amended by amendments dated August 9, 1993, August 11, 1993, August 13, 1993 and December 2, 1994 (such Credit Agreement, as so amended and as the same may be further amended, extended, supplemented, restated or otherwise modified, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the meanings provided therein, unless otherwise defined.

     The undersigned agrees that if any of the following events of default shall occur: (i) Default shall be made in the payment when due of any principal of or interest on this Promissory Note; or (ii) The Maker becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, debts as they become due; or the Maker applies for, consents to, or acquiesces in the appointment of, a trustee, receiver, sequestrator, or other custodian for the Maker or for any of its property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Maker or for a substantial part of its property and such trustee, receiver, sequestrator or other custodian is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, is commenced in respect of the Maker, and if such case or proceeding is not commenced by the Maker, it is consented to or acquiesced in by the Maker or remains for sixty (60) days undismissed; or the Maker takes any action to authorize, or in furtherance of any of the foregoing (each of the foregoing events described in this clause (ii) an "Insolvency Event"), then, after the undersigned or the holder shall have given written notice to the Agent of any such event of default listed in clause (i) above if the Credit Agreement shall still be in effect and a period of sixty (60) days from the date of such notice shall have expired, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable by the holder hereof so long as any event of default shall be continuing, and any indebtedness of payee or any other holder of this Promissory Note to the undersigned may be appropriated and applied heron, but any other payments hereon will be subject to the provisions of the second paragraph hereof.

     In addition to and not in limitation of the foregoing, the undersigned further agrees, subject only to any limitation imposed by applicable law, that should the indebtedness represented by this Promissory Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Promissory Note be placed in the hands of attorneys for collection, the undersigned agrees to pay, in addition to the principal and interest due and payable hereon, all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Promissory Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

     Any notice to Maker provided for in this Promissory Note shall be in writing and shall be given and be effective upon delivery to Maker. Any notice to the Payee shall be in writing and shall be given and be effective upon delivery to the Payee.

     Maker hereby authorizes the holder hereof to endorse on the Schedule attached to this Promissory Note or any continuation thereof all advances made to Maker hereunder and all payments made on account of the principal thereof, which endorsements shall be prima facie evidence as to the outstanding principal amount of this Promissory Note; provided, however, any failure by the holder hereof to make any endorsement shall not limit or otherwise affect the obligations of Maker under this Promissory Note.

     Maker covenants and agrees, and the Payee, by its acceptance of this Promissory Note, likewise covenants and agrees, that the payment of the principal of and interest on this Promissory Note is hereby expressly subordinated in right of payment to the payment in full of all Senior Liabilities (as hereinafter defined) to the extent and in the manner set forth in the second paragraph of this Promissory Note and in the following paragraphs 1 through 9 (collectively the "Subordination Provisions"):

     1. In the event of any Insolvency Event, the Senior Liabilities shall first be paid in full before the Payee shall be entitled to receive and to retain any payment or distribution in respect of this Promissory Note and, in order to implement the foregoing: (a) all payments and distributions of any kind or character in respect of this Promissory Note to which the Payee would be entitled if this Promissory Note were not subordinated, shall be made directly to the Agent until the Senior Liabilities shall be paid in full; (b) the Payee shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of this Promissory Note, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Agent until the Senior Liabilities shall be paid in full; and (c) the Payee hereby irrevocably agrees that the Agent may, at its sole discretion, in the name of the Payee or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such proceedings with respect to any and all claims of the Payee relating to this Promissory Note until the Senior Liabilities shall be paid in full.

     2. In the event that the Payee receives any payment or other distribution of any kind or character from Maker, or from any other source whatsoever, in respect of this Promissory Note, other than as expressly permitted by the terms of this Promissory Note, such payment or other distribution shall be received in trust for the Agent for the benefit of the Lenders and promptly turned over by the Payee to the Agent. The Payee will mark its books and records, and cause Maker to mark its books and records, so as clearly to indicate that this Promissory Note is subordinated in accordance with the terms hereof, will execute such further documents or instruments and will take such further action as the Agent may reasonably from time to time request to carry out the intent of these Subordination Provisions.

     3. All payments and distributions received by the Agent in respect of this Promissory Note, to the extent received in or converted to cash, may be applied by the Agent first to the payment of any and all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Agent in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Promissory Note or any security therefor and any balance thereof shall, solely as between the Payee and the Agent, be applied by the Agent in such order of application as the Agent may from time to time select, toward, the payments of the Senior Liabilities remaining unpaid, but, as between Maker and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Liabilities; and, notwithstanding any such payments or distributions received by the Agent in respect of this Promissory Note and so applied by the Agent toward the payment of the Senior Liabilities, the Payee shall be subrogated to the then existing rights of the Agent, if any, in respect of the Senior Liabilities, only at such time as these Subordination Provisions shall have been discontinued by the Required Lenders or the Agent shall have received payment of the full amount of the Senior Liabilities.

     4. The payee hereby waives: (a) notice of the existence, or creation or non-payment of all or any of the Senior Liabilities; and (b) all diligence in collection or protection of, or realization upon the Senior Liabilities, or any thereof, or any security therefor.

     5. The payee will not, without prior written consent of the Required Lenders: (a) after the occurrence of an Insolvency Event, cancel, waive or forgive this Promissory Note or any rights in respect hereof; (b) transfer or assign, or attempt to enforce or collect, or subordinate to any obligations of Maker other than the Senior Liabilities, this Promissory Note or any rights in respect hereof; (c) take any collateral security for this Promissory Note; (d) after the occurrence of an Insolvency Event, convert this Promissory Note into stock of Maker; (e) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to Maker; or (f) amend or modify the Subordination Provisions of this Promissory Note.

     6. The Agent, the Co-Agent, any Lender, or any holder of a Note issued under the Credit Agreement may, from time to time, whether before or after any discontinuance of this Promissory Note, at its sole discretion and without notice to the Payee, take any or all of the following actions; (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

     7. Each Lender may, from time to time, whether before or after any discontinuance of these Subordination Provisions, without notice to the undersigned, assign or transfer any or all of the Senior Liabilities in accordance with any provisions regarding such assignment or transfer from time to time contained in the Credit Agreement, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the transferring Lender; provided, however, that, unless the transferring Lender shall otherwise consent in writing, the transferring Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce these Subordination Provisions, for the benefit of the transferring Lender, as to those of the Senior Liabilities which the transferring Lender has not assigned or transferred.

     8. Nothing contained in this Promissory Note shall, so long as no Default or Event of Default shall have occurred and be continuing under the Credit Agreement or any other Senior Liabilities (a) affect the obligation of Maker to make, or prevent Maker from making, payments of principal of or interest on this Promissory Note, or (b) prevent the application by the Payee, free of all rights of the holders of the Senior Liabilities, of any monies paid to the Payee hereunder for the payment of or on account of the principal of or interest on this Promissory Note.

     9. The term "Senior Liabilities" means (a) any and all obligations of Maker, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, to any Lender, the Agent, the Co-Agent or any holder of a Note issued pursuant to the Credit Agreement or any other Loan Document and all security therefor; and (b) any and all increased renewals, extensions or rearrangements or restructurings of the obligations described in (a) above.

     THE TERMS OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                 TRIANGLE PACIFIC CORP.
                                                 a Delaware corporation


                                          By:
                                             --------------------------
                                          Name:
                                               ------------------------
                                          Title:
                                                -----------------------

                    ACKNOWLEDGMENT AND AGREEMENT

     The undersigned hereby acknowledges receipt of the Subordinated
Promissory Note dated                     , 19     ,of Triangle Pacific
Corp. in the original principal amount of $                   and agrees
with the Lenders, the Co-Agent and the Agent (as such terms are defined in the Promissory Note) to be bound by the terms and provisions thereof (including, without limitation the Subordination Provisions), to receive no payments or distributions contrary to the terms and provisions thereof, and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

     The undersigned hereby appoints the Agent the undersigned's attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing agreements, instruments, and other documents in the name of the undersigned, or otherwise, as the Agent may deem reasonably necessary or advisable subsequent to an Insolvency Event to accomplish the purposes of such Promissory Note, which appointment is coupled with an interest and is irrevocable.

               DATED:                        , 19
                     -----------------------     ----

                                              [Name of Permitted Foreign
                                               Subsidiary], a
                                              corporation     ----------


                                              BY:
                                                 -----------------------
                                              NAME:
                                                   ---------------------
                                              TITLE:
                                                    --------------------


                               Schedule

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